UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2006

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY		12212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 464-0279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications prsuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On October 30, 2006, the Board of Directors of Albany Molecular Research, Inc. (the “Company”) increased the number of members of the Board of Directors from seven to eight and elected Veronica G.H. Jordan, Ph.D. and Una S. Ryan, Ph.D., O.B.E. to serve as Class I Directors until the 2008 annual meeting of stockholders.  Dr. Ryan’s appointment fills an open position on the Board and Dr. Jordan’s appointment fills the newly created position on the Board.  The Company is not aware of any transactions with Dr. Ryan or Dr. Jordan that would require disclosure under Item 404(a) of Regulation S-K.  The Company issued a press release  announcing the appointments of Dr. Ryan and Dr. Jordan, the full text of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

99.1                           Press release dated October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 31, 2006.